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                                                                EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-63845 of Nextel International, Inc. Form S-8 of our report dated February 10, 1999 (March 26, 1999 as to Notes 7 and 17), appearing in this Annual Report on Form 10-K of Nextel International, Inc. for the year ended December 31, 1998

DELOITTE & TOUCHE
Seattle, Washington
March 31, 1999